NovaDel Reports Financial Results for First Quarter 2007

Flemington, NJ - May 15, 2007 - NovaDel Pharma Inc. (AMEX: NVD), a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed treatments, reported results for its first quarter ended March 31, 2007. For the quarter ended March 31, 2007, NovaDel reported a net loss of $5.4 million, or $0.09 cents per share, compared to a net loss of $2.1 million, or $0.05 cents per share, for the quarter ended April 30, 2006. NovaDel recently changed its fiscal year end from July 31 to December 31, effective December 31, 2006.

The increase in net loss was primarily attributable to a decrease in revenue associated with a $1.0 million non-recurring milestone payment received in the quarter ended April 30, 2006, as well as increased research and development expenses, and general and administrative expenses during the quarter ended March 31, 2007. Increased research and development expenses for the quarter ended March 31, 2007 were driven primarily by expenditures related to the development and clinical studies for the Company’s zolpidem oral spray product, as well as activities associated with NovaDel’s other emerging products. Increased general and administrative expenses for the quarter ended March 31, 2007 were primarily due to higher non cash charges for stock compensation expenses. Also contributing to the increased net loss was a non-cash charge for the write down of an investment in a marketable equity security. As of March 31, 2007, cash, cash equivalents and short-term investments were $18.7 million and working capital was $15.0 million.

RECENT NEWS

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NovaDel is announcing today its intent to file a New Drug Application (NDA) for zolpidem oral spray as soon as possible in the second half of 2007. NovaDel had previously targeted the first half of 2007 for submission of this NDA. Zolpidem is the active ingredient in Ambien®, the leading hypnotic marketed by Sanofi-Aventis.

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In March 2007, NovaDel announced the issuance of a third Canadian patent for its oral spray delivery system in major classes of pharmaceuticals. This new patent enhances the Company’s overall intellectual property portfolio to 62 patents issued and more than 80 additional patents pending worldwide.

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In March 2007, NovaDel announced that its licensee for ondansetron oral spray, Hana Biosciences Inc., intends to re-direct the development plan for Zensana™ by using NovaDel’s patent-protected European formulation of ondansetron. Hana Biosciences also announced its intent to withdraw, without prejudice, its pending NDA for Zensana™ with the FDA. Subject to the successful scale-up, and manufacturing test of NovaDel’s European formulation of ondansetron, Hana could re-file the NDA for Zensana in 2008.

•	In February 2007, Dr. Deni M. Zodda joined NovaDel as Chief Business Officer and Senior Vice President and Mr. Mark J. Baric joined NovaDel as a member of the Board of Directors.

ABOUT NOVADEL PHARMA

NovaDel Pharma Inc. is a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed drugs. The Company’s proprietary technology offers, in comparison to conventional oral dosage forms, the potential for faster absorption of drugs into the bloodstream leading to quicker onset of therapeutic effects and possibly reduced first pass liver metabolism, which may result in lower doses. Oral sprays eliminate the requirement for water or the need to swallow, potentially improving patient convenience and adherence.

NovaDel’s oral spray technology is focused on addressing unmet medical needs for a broad array of existing and future pharmaceutical products. The Company’s most advanced oral spray candidates target angina, nausea, insomnia, migraine headaches and disorders of the central nervous system. NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (AMX: NVD), visit our website at www.novadel.com.

FORWARD-LOOKING STATEMENTS:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the successful completion of its pilot pharmacokinetic feasibility studies, the ability to develop products (independently and through collaborative arrangements), the ability to commercialize and obtain FDA and other regulatory approvals for products under development and the acceptance in the marketplace for lingual spray products. The filing of an NDA with the FDA is an important step in the approval process in the United States. Acceptance for filing by the FDA does not mean that the NDA has been or will be approved, nor does it represent an evaluation of the adequacy of the data submitted. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Transition Report and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings. Please note that the information in this press release is only current as of the date of the release. NovaDel Pharma Inc. undertakes no obligation to update the information in this press release to reflect new information, the occurrence of future events or circumstances, or otherwise.

CONTACT:

Susan H. Griffin

908/782 -3431 ext. 2423

Director, Investor Relations

NovaDel Pharma Inc.

sgriffin@novadel.com

NOVADEL PHARMA INC.

CONDENSED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND APRIL 30, 2006

(UNAUDITED)

	Three Months Ended
	March 31, 2007	April 30, 2006

License Fees and Milestone Payments Earned from Related Parties	$40,000	$1,041,000

Consulting Revenues from Related Parties	—	118,000

Total Revenues	40,000	1,159,000

Research and Development Expenses	3,097,000	1,571,000
General and Administrative Expenses	2,237,000	1,736,000

Total Operating Expenses	5,334,000	3,307,000

Loss From Operations	(5,294,000)	(2,148,000)

Other Loss	(360,000)	—

Interest Income, net	230,000	19,000

Net Loss	$(5,424,000)	$(2,129,000)

Basic and Diluted Loss Per Common Share	$(0.09)	$(0.05)

Weighted Average Number of Common Shares Used in Computation of Basic and Diluted Loss Per Share	59,264,000	41,715,000

NOVADEL PHARMA INC.

CONDENSED BALANCE SHEETS

AS OF MARCH 31, 2007 (UNAUDITED) AND DECEMBER 31, 2006

ASSETS	March 31, 2007 (unaudited)	December31, 2006
Current Assets:
Cash and cash equivalents	$9,997,000	$16,586,000
Short-term investments	8,673,000	3,690,000
Inventories	32,000	32,000
Investment in marketable equity security available for sale	140,000	466,000
Prepaid expenses and other current assets	545,000	572,000

Total Current Assets	19,387,000	21,346,000
Property and equipment, net	2,391,000	2,611,000
Other assets	359,000	359,000

TOTAL ASSETS	$22,137,000	$24,316,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,560,000	$798,000
Accrued expenses and other current liabilities	2,550,000	2,061,000
Current portion of deferred revenue	162,000	162,000
Current portion of capitalized lease obligations	128,000	125,000
Total Current Liabilities	4,400,000	3,146,000

Non-current portion of deferred revenue	2,487,000	2,444,000
Non-current portion of capitalized lease obligations	95,000	128,000

Total Liabilities	6,982,000	5,718,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value:
Authorized 1,000,000 shares, none issued	—	—
Common stock, $.001 par value:
Authorized 200,000,000 and 100,000,000 shares as of March 31, 2007 and December 31, 2006, respectively. Issued 59,445,732 and 58,358,818 shares at March 31, 2007 and December 31, 2006, respectively	59,000	58,000
Additional paid-in capital	68,806,000	66,860,000
Accumulated deficit	(53,704,000)	(48,280,000)
Accumulated other comprehensive loss	—	(34,000)
Less: Treasury stock, at cost, 3,012 shares	(6,000)	(6,000)

Total Stockholders’ Equity	15,155,000	18,598,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,137,000	$24,316,000